Exhibit 10.5
WAIVER AND FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS WAIVER AND FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”), entered into as of November 14, 2017, is made and entered into by and among SCM SPECIALTY FINANCE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”) and HOOPER HOLMES, INC., a New York corporation (“Hooper Holmes”), HOOPER DISTRIBUTION SERVICES, LLC, a New Jersey limited liability company (“Hooper Distribution”), HOOPER WELLNESS, LLC, a Kansas limited liability company (“Hooper Wellness”), ACCOUNTABLE HEALTH SOLUTIONS, LLC, a Kansas limited liability company (“Accountable Health”), HOOPER INFORMATION SERVICES, INC., a New Jersey corporation (“Hooper Information”), HOOPER KIT SERVICES, LLC, a Kansas limited liability company (“Hooper Kit”), and PROVANT HEALTH SOLUTIONS, LLC, a Rhode Island limited liability company (“Provant Health”, together with Hooper Holmes, Hooper Distribution, Hooper Wellness, Accountable Health, Hooper Information and Hooper Kit, individually as a “Borrower,” and collectively as “Borrowers”).
WHEREAS, Borrowers and Lender are parties to that certain Credit and Security Agreement dated as of April 29, 2016 (as the same may from time to time be amended, restated, supplemented or otherwise modified, collectively, the “Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender has made certain credit facilities available to Borrowers. The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Existing Loan Documents.”
WHEREAS, Borrowers have requested and Lender has agreed to, among other things, (i) waive the Subject Event of Default (defined herein), and (ii) amend the terms and conditions of the Existing Loan Documents, in each case pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Defined Terms. Initially capitalized terms used herein and not defined herein that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement (as amended hereby).
2.    Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    Section 2.1(a)(ii) of the Credit Agreement is hereby amended by amending and restating the first sentence therein to read as follows:
After the Closing Date and on or prior to the date that is two (2) years following the Closing Date, so long as no Default or Event of Default exists or would result therefrom and subject to the terms of this Agreement, the Revolving Loan Commitment Amount may be, in the Lender’s sole discretion, increased in increments of $500,000 upon the written request of Borrower to Lender to activate an Additional Tranche (which such request shall state the Additional Tranche amount and shall be made at least thirty (30) days prior to the proposed effective date of such Additional Tranche); provided, however, that Lender shall have no obligation to consent to any requested activation of an Additional Tranche; provided further, however, that Borrower has requested that Lender activate a portion of the Additional Tranche in the amount of $2,500,000 pursuant to this Section 2.1(a)(ii) effective as of November 14, 2017 and Lender hereby waives the requirement, solely related thereto, that Borrower provide at least thirty (30) days prior written notice to the proposed effective date in connection therewith and Lender hereby approves the activation of such portion of the Additional Tranche in the amount of $2,500,000 effective as of November 14, 2017.
2.    Representations and Warranties. Borrowers represent and warrant to Lender that, before and after giving effect to this Agreement:
(b)    All warranties and representations made to Lender under the Credit Agreement and the Loan Documents are accurate in all material respects on and as of the date hereof as if made on and as of the date hereof, before and after giving effect to this Agreement.
(c)    The execution, delivery and performance by each Credit Party of this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action of the appropriate Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any Credit Party or any of the Credit Parties’ respective properties the effect of which would reasonably be expected to have a Material Adverse Effect, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of each Credit Party, or any agreement between any Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under, any indenture, agreement or other instrument to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound, the effect of which would reasonably be expected to have a Material Adverse Effect; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Credit Party unless otherwise obtained.

(d)    This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith constitutes the legal, valid and binding obligation of each respective Credit Party, enforceable against such Credit Party in accordance with its respective terms.
(e)    Except for the Subject Event of Default, no Default or Event of Default has occurred and is continuing or would exist under the Credit Agreement or any of the Loan Documents, before and after giving effect to this Agreement.
3.    Conditions Precedent. The amendment set forth in Section 2 and the waiver set forth in Section 4 shall be effective upon completion of the following conditions precedent (with all documents to be in form and substance satisfactory to Lender and Lender’s counsel):
(a)    Lender shall have received this Agreement duly executed by Borrowers;
(b)    Payment of (i) all fees, charges and expenses payable to Lender on or prior to the date hereof, if any, (ii) an amendment fee which Borrower hereby agrees Lender has fully earned as of the date hereof in an amount equal to Twenty-Five Thousand and No/100 Dollars ($25,000.00) and (iii) for the avoidance of doubt, a Facility Fee in an amount equal to $12,500 in connection with the activation of the additional portion of the Additional Tranche pursuant to Section 2.1(a)(ii) of the Credit Agreement effective as of the date hereof; notwithstanding anything to the contrary provided herein or in the Credit Agreement, any and all interest and fees accrued and paid to Lender on or prior to the date hereof (including, without limitation, any interest at the Default Rate, to the extent applicable), shall be deemed to have been fully earned and non-refundable when paid; and
(c)    Borrowers shall have executed and/or delivered such additional documents, instruments and agreements as requested by Lender.
4.    Limited Waiver of Subject Event of Default. Borrower has failed to comply with Section 7.1 of the Credit Agreement with regards to the Minimum Aggregate Revenue for the fiscal quarter ended September 30, 2017 (the “Subject Event of Default”). Lender hereby waives compliance by the Borrower with the foregoing Section of the Credit Agreement with respect to the Subject Event of Default only. Lender’s waiver of non-compliance with the foregoing Section of the Credit Agreement is limited to the specific instances of the Subject Event of Default and shall not be deemed a waiver of or consent to any other failure to comply with the foregoing Sections of the Credit Agreement or any other provision of the Credit Agreement. Such waiver shall not prejudice or constitute a waiver of any right or remedies which Lender may have or be entitled to with respect to any other breach of the foregoing Section or any other provision of the Credit Agreement. The waiver is for this particular instance and shall not be construed as a waiver of any other presently existing or future Event of Default.
5.    Miscellaneous.
(a)    Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,”

“hereof,” “herein” or words of similar import or (ii) the other Loan Documents to “the Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by this Agreement.
(b)    Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof.
(c)    Release. By execution of this Agreement, Borrowers acknowledge and confirm that Borrowers do not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against any Released Party (as defined below), whether asserted or unasserted. Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, Borrowers voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely release and forever discharge Lender, its Affiliates and its and their respective managers, members, officers, employee, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties, arising out of or relating to this Agreement, the Credit Agreement and the other Loan Documents which Releasing Parties ever had or now have against any Released Party, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.
(d)    Security Interest. Borrowers hereby confirm and agree that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.
(e)    Costs and Expenses. Borrowers agree to pay on demand all usual and customary costs and expenses of Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, including without limitation reasonable attorneys’ fees and expenses of Lender’s counsel.
(f)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF

THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.
(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.
(h)    Loan Document. This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement for all purposes.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first hereinabove written.

BORROWERS:
HOOPER HOLMES, INC., a New York corporation
HOOPER WELLNESS, LLC, a Kansas limited liability company
ACCOUNTABLE HEALTH SOLUTIONS, LLC, a Kansas limited liability company
HOOPER INFORMATION SERVICES, INC., a New Jersey corporation
HOOPER KIT SERVICES, LLC, a Kansas limited liability company

By:   /s/ Steven Balthazor
Name: Steven Balthazor
Title: Chief Financial Officer

As Chief Financial Officer of each of the above entities and, in such capacity, intending by this signature to legally bind each of the above entities

HOOPER DISTRIBUTION SERVICES, LLC, a New Jersey limited liability company By: /s/ Steven Balthazor Name: Steven Balthazor Title: Manager

Signature Page to Waiver and Fourth Amendment to Credit and Security Agreement

BORROWERS:    PROVANT HEALTH SOLUTIONS, LLC, a
    Rhode Island limited liability company
By:        /s/ Steven Balthazor
Name: Steven Balthazor
Title: Secretary

Signature Page to Waiver and Fourth Amendment to Credit and Security Agreement

LENDER:	SCM SPECIALTY FINANCE OPPORTUNITIES FUND, L.P., a Delaware limited partnership By: /s/ Melinda Franek Name: Melinda Franek Title:Authorized signatory

Signature Page to Waiver and Fourth Amendment to Credit and Security Agreement